UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 West 5th Street, Suite 1275, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.
Description of Registrant’s Securities to be Registered.

On July 20, 2017, Astrotech Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Company’s existing rights agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), dated July 29, 2009, as amended July 29, 2010, August 10, 2011, August 10, 2012, August 6, 2013, June 9, 2014 August 5, 2015, and August 4, 2016 (the “Rights Agreement”), to extend the Expiration Date until which the Rights may be exercisable to August 10, 2018.

The Amendment is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 25, 2017. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of such exhibit.

Item 2.
Exhibits.

Exhibit No.	Description
4.1
Rights Agreement, dated as of July 29, 2009, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A, filed on July 31, 2009).

4.2
Amendment One to Rights Agreement, dated as of July 29, 2010, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 29, 2010).

4.3
Amendment Two to Rights Agreement, dated as of August 10, 2011, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 10, 2011).

4.4
Amendment Three to Rights Agreement, dated as of August 10, 2012, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 10, 2012).

4.5
Amendment Four to Rights Agreement, dated as of August 6, 2013, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 12, 2013).

4.6
Amendment Five to Rights Agreement, dated as of June 9, 2014, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 9, 2014).

4.7
Amendment Six to Rights Agreement, dated as of August 5, 2015, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 11, 2015).

4.8
Amendment Seven to Rights Agreement, dated as of August 4, 2016, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 8, 2016).

4.9
Amendment Eight to Rights Agreement, dated as of July 20, 2017, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 25, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2017	ASTROTECH CORPORATION

By:
Thomas B. Pickens III
Chairman of the Board and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
4.1
Rights Agreement, dated as of July 29, 2009, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A, filed on July 31, 2009).
E
4.2
Amendment One to Rights Agreement, dated as of July 29, 2010, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 29, 2010).
E
4.3
Amendment Two to Rights Agreement, dated as of August 10, 2011, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 10, 2011).
E
4.4
Amendment Three to Rights Agreement, dated as of August 10, 2012, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 10, 2012).
E
4.5
Amendment Four to Rights Agreement, dated as of August 6, 2013, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 12, 2013).
E
4.6
Amendment Five to Rights Agreement, dated as of June 9, 2014, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 9, 2014).
E
4.7
Amendment Six to Rights Agreement, dated as of August 5, 2015, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 11, 2015).
E
4.8
Amendment Seven to Rights Agreement, dated as of August 4, 2016, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 8, 2016).
E
4.9
Amendment Eight to Rights Agreement, dated as of July 20, 2017, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 24, 2017).
E